Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements previously filed by TETRA Technologies, Inc. of our report dated February 24, 2003, with respect to the consolidated financial statements and schedule of TETRA Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002:

Form S-8 (No. 333-40509) 1996 Stock Option Plan for Non-Executive Employees and Consultants

Form S-8 (No. 33-41337) 401(k) Retirement Plan

Form S-8 (No. 33-35750) 1990 Stock Option Plan

Form S-8 (No. 33-76804) 1993 Director Stock Option Plan

Form S-8 (No. 33-76806) 1990 Stock Option Plan

Form S-8 (No. 333-04284) 401(k) Retirement Plan

Form S-8 (No. 333-09889) 1990 Stock Option Plan

Form S-8 (No. 333-61988) 1990 Stock Option Plan, as amended, and TETRA Technologies, Inc. 1996 Stock Option Plan for Non-Executive Employees and Consultants

Form S-8 (No. 333-84444) Non-Qualified Stock Option

Form S-8 (No. 333-76039) 1998 Director Stock Option Plan

ERNST &YOUNG LLP

Houston, Texas

March 27, 2003